EXHIBIT 11
                                                            Page 1 of 2



               TALLEY INDUSTRIES, INC. AND SUBSIDIARIES
                  Computation of Earnings Per Common
                      and Common Equivalent Share
                 (thousands, except per share amounts)




                                         1 9 9 7             1 9 9 6
                                    ------------------  ------------------
                                               Fully                Fully
THREE MONTHS ENDED SEPTEMBER 30:    Primary   Diluted    Primary   Diluted
                                    -------   -------    -------   -------
 Earnings before preferred
   stock dividend                   $ 2,355   $ 2,355    $29,312   $29,312
 Preferred stock dividend              (191)     (191)         -         -
                                    -------   -------    -------   -------
     Net earnings                   $ 2,164   $ 2,164    $29,312   $29,312
                                    =======   =======    =======   =======
  Average common shares
   outstanding during period         14,114    14,114     14,560    14,560
  Common stock equivalents:
   Convertible preferred stock            -         -        997       997
   Stock options                         42        79        117       117
   Shares issuable in connection
     With acquired company                -         -        181       181
                                    -------   -------    -------   -------
  Shares for computation             14,156    14,193     15,855    15,855
                                    =======   =======    =======   =======

  Net earnings per common share     $   .15    $  .15    $  1.85   $  1.85
                                    =======    ======    =======   =======

                                                            EXHIBIT 11
                                                            Page 2 of 2



               TALLEY INDUSTRIES, INC. AND SUBSIDIARIES
                  Computation of Earnings Per Common
                      and Common Equivalent Share
                 (thousands, except per share amounts)




                                          1 9 9 7             1 9 9 6
                                    ------------------   ------------------
                                                Fully                Fully
NINE MONTHS ENDED SEPTEMBER 30:     Primary    Diluted   Primary    Diluted
                                    -------    -------   -------    -------
 Earnings before
  extraordinary loss                $ 6,924    $ 6,924   $29,397    $29,397
 Preferred stock dividend                 -          -         -          -
                                    -------    -------   -------    -------
                                      6,924      6,924    29,397     29,397
 Extraordinary loss                       -          -    (1,642)    (1,642)
                                    -------    -------   -------    -------
                                      6,924      6,924    27,755     27,755
Value of common shares issued
  to induce conversion of
  preferred stock                         -          -   (12,037)   (12,037)
                                    -------    -------   -------    -------
    Net earnings                    $ 6,924    $ 6,924   $15,718    $15,718
                                    =======    =======   =======    =======
 Average common shares
  outstanding during period          14,200     14,200    13,051     13,051
 Common stock equivalents:
  Convertible preferred stock           997        997     1,648      1,648
   Stock options                         42         79       228        228
   Shares issuable in connection
    with acquired company                 7          7       275        275
                                    -------    -------   -------    -------
 Shares for computation              15,246     15,283    15,202     15,202
                                    =======    =======   =======    =======
 Earnings per share:
  Before extraordinary loss         $   .45    $   .45   $  1.93    $  1.93
  Extraordinary loss                      -          -      (.11)      (.11)
                                    -------    -------   -------    -------
 Earnings before
  consideration for induced
  conversion of preferred stock         .45        .45      1.82       1.82

 Value of conversion inducement           -          -      (.79)      (.79)
                                    -------    -------   -------    -------
 Net earnings per
  common share                      $   .45    $   .45   $  1.03    $  1.03
                                    =======    =======   =======    =======